Exhibit 99.2

JULY 202 5

1 © 20 25 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. Agree Realty Overview (NYSE: ADC) OUR COMPANY NET LEASE REIT FOCUSED ON THE ACQUISITION & DEVELOPMENT OF HIGH - QUALITY RETAIL PROPERTIES Founded in 1971 by Executive Chairman, Richard Agree Public on the NYSE since 1994 $ 11.6 billion (1) retail net lease REIT headquartered in Royal Oak, Michigan 2,513 retail properties totaling approximately 52.0 million square feet in all 50 states Investment grade issuer ratings of Baa1 from Moody’s and BBB+ from S&P RE THINK RETAIL Capitalize on distinct market positioning in the retail net lease space Focus on industry - leading retailers through our three unique external growth platforms Leverage our real estate acumen and relationships to identify superior risk - adjusted opportunities Maintain a conservative and flexible capital structure that enables our growth trajectory Provide consistent, high - quality earnings growth and a well - covered, growing dividend As of June 30, 2025, unless otherwise noted. (1) Enterprise Value as of July 25 , 2025. Refer to footnote 4 on slide 30 for the Company’s definition of Enterprise Value.

2 © 20 25 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. consistency noun steadfast adherence to the same principles, course, or form [ kuh   n - sis - tuh   n - see ]

3 © 20 25 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. As of June 30 , 2025 , unless otherwise noted . (1) Reflects revised full - year 2025 guidance provided by the Company on July 31 , 2025 . (2) Reflects total capital committed for the 25 development and Developer Funding Platform (“DFP”) projects completed or under construction during the six months ended June 30 , 2025 . (3) Proforma for the settlement of the Company’s outstanding forward equity as of June 30 , 2025 . (4) Declared by the Company on July 10 , 2025 . Note : this presentation includes non - GAAP financial measures, and a reconciliation of these non - GAAP financial measures to the most directly comparable GAAP measures is included in the Appendix herewith . Recent Highlights Fortress balance sheet with liquidity of approximately $2.3 billion (3) Raised 2025 AFFO per share guidance to $4.29 to $4.32, representing over 4% growth at the midpoint (1) Issued $400 million of senior unsecured notes due 2035 at an all - in interest rate of 5.35% Sold over 5.5 million shares of forward equity during Q2 2025 for anticipated net proceeds of approximately $415 million Approximately $1.3 billion of outstanding forward equity as of June 30 th Increased 2025 investment guidance to $1.4 billion to $1.6 billion of high - quality retail net lease assets (1) Invested $727 million during the first half of the year across 162 high - quality retail net lease assets spanning 27 states 3.1x Proforma Net Debt to Recurring EBITDA as of quarter end (3) Declared a monthly cash dividend of $0.256 per common share for July, representing a 2.4% year - over - year increase (4) 1.5 million square feet of leasing activity through the first six months of 2025 with a recapture rate of 104% 25 development or DFP projects completed or under construction for approximately $140 million (2)

Positioned for Growth

- Pre-equitized with ~$1.3 billion of outstanding forward equity
- Total liquidity of approximately $2.3 billion(1)
- Issued $400 million of 10-year unsecured notes at an all-in interest rate of 5.35%
- No material debt maturities until 2028

Total Liquidity



~$5M
$1.0B
$1.3B
Outstanding Forward Equity
Revolver Capacity
Cash

> ***"During the quarter, we strategically raised over $800 million of debt and equity capital, bolstering our fortress balance sheet which now has $2.3 billion of liquidity. Given…our fully funded balance sheet, and increasing activity across all three external growth platforms, we are increasing full-year 2025 investment guidance to a range of $1.4 billion to $1.6 billion..."***
>
> \- JOEY AGREE, Q2 2025 EARNINGS RELEASE

As of June 30, 2025. (1) Proforma for the settlement of the Company's outstanding forward equity as of June 30, 2025.

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5 © 20 25 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. ADC’s Retail Thought Leadership x Launched acquisition platform in 2010 with a focus on e - commerce resistance x Launched RE THINK RETAIL campaign to challenge misperceptions about the future of brick & mortar x Published proprietary ADC White Papers highlighting omnichannel retail trends x Avoided or actively disposed of troubled retail sectors including theaters, pharmacy, car washes, health & fitness and entertainment retail x Early identification of promising retailers:

6 © 20 25 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. Omni - Channel Vision IDENTIFIED CRITICAL ROLE OF NET LEASE IN DRIVING OMNI - CHANNEL STRATEGY “The strongest and most resilient retailers in today’s omni - channel world have embraced a comprehensive approach that blurs the historical lines between e - commerce distribution and brick & mortar operations.” - Agree Knowledge Base: Omni - Channel 101 “E very retailer in the country is going to [have to ] have billions of dollars, national retailers, to experiment, to test and eventually effectuate a true omni - channel experience because you can't be an e - commerce - based retailer or just a brick - and - mortar - based retailer today, it doesn't work.” - Joey Agree “So, I think as retailers look forward in 2016 and beyond and they're looking in the omni - channel world, how is their e - commerce presence, online ordering, physical pick up , more and more retailers are going to realize the benefit of net leased retail.” - Joey Agree, Q1 2016 Earnings Call “ COVID reaffirmed our belief that, one, we're heading toward a world where all retailers are omni - channel. Brick - and - mortar is an integral part of that omnichannel overall experience. ” - Joey Agree, 2022 Citi Conference

7 © 20 25 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. October 2020 Rated BBB by S&P and Baa1 by Moody’s Q 2 2016 “While neither Tractor Supply Company nor Hobby Lobby maintains a public credit rating, both possess investment - grade quality financials with very strong balance sheets .” Q1 2017 “…it's a great company, it's got a fantastic balance sheet. …and we have a great relationship and respect for them.” Q3 2018 “ We have a fantastic relationship with their real estate team. The business is really thriving. They have no national competition. They also have the highest - rated e - commerce website of any retailer.” Investment Foresight A DEEPER DIVE ON ADC’S THOUGHT LEADERSHIP & TRACK RECORD OF EXECUTION As of June 30, 2025. Exposure measured as a percentage of ABR. The quotes above reflect statements made by ADC management on the Company’s quarterly earnings calls. The chart reflects Trac tor Supply’s market capitalization from 12/31/2012 to 6/30/2025. ADC has acquired over 115 locations since 2013 and today TSCO is our 2 nd largest tenant. Q3 2013 Acquired first Tractor Supply

Investment Foresight

A DEEPER DIVE ON ADC'S THOUGHT LEADERSHIP & TRACK RECORD OF EXECUTION



2014
Identified and met with The Boyd Group for the first time
Q3 2017
Acquired first Gerber Collision
Q1 2018
"Now you see Gerber Collision in the collision space. Again, a company that's **owned by Boyd Group of Canada, conservative, disciplined leaders in the collision space**."
Q4 2018
"…We think they're the premier auto collision operator in the United States…**We'll continue to work with them on all types of opportunities through all 3 external growth platforms**…"
Q1 2022
"…identifying early on a retailer that **we thought was in a tremendous position to access a fragmented space and had the balance sheet capabilities to do so.**"
ADC built preferred development relationship with Gerber Collision, developing 25 locations to help spearhead organic growth. They are now our 12th largest tenant with over 95 locations.

As of June 30, 2025. Exposure measured as a percentage of ABR.
The quotes above reflect statements made by ADC management on the Company's quarterly earnings calls. The chart reflects The Boyd Group's market capitalization from 12/31/2013 to 6/30/2025.

© 2025 AGREE REALTY CORPORATION. ALL RIGHTS RESERVED.

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9 © 20 25 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. Investment Foresight A DEEPER DIVE ON ADC’S THOUGHT LEADERSHIP & TRACK RECORD OF EXECUTION Leveraged all three external growth platforms to make Sunbelt Rentals our 13 th largest tenant today with over 55 locations. As of June 30, 2025. Exposure measured as a percentage of ABR. The quotes above reflect statements made by ADC management on the Company’s quarterly earnings calls. The chart reflects Asht ead Group’s market capitalization from 12/31/2014 to 6/30/2025. Q4 2015 Acquired first Sunbelt Rentals Q4 2019 “… the only investment - grade operator in the country . If you look at the equipment ownership versus rental in this country…. it is very, very low relative to Western Europe. And so, there's a big opportunity in this country for equipment rental rather than ownership.” April 2019 Rated BBB - by S&P August 2018 Rated Baa3 by Moody’s Q1 2022 “Our decision to invest in Sunbelt Rentals was recently reinforced by their upgraded BBB rating by Fitch.”

10 © 20 25 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. Investment Foresight A DEEPER DIVE ON ADC’S THOUGHT LEADERSHIP & TRACK RECORD OF EXECUTION Since 2012, ADC has acquired or developed over 55 TJX locations, and TJX is now our 7 th largest tenant. As of June 30, 2025. Exposure measured as a percentage of ABR. The quotes above reflect statements made by ADC management on the Company’s quarterly earnings calls. The chart reflects The TJX Companies’ market capitalization from 12/30/2011 to 6/30/2025. Q3 2012 Developed first TJ Maxx Q4 2023 “the off - price retailers, it's all the TJX concepts… These operators have the desire to continue to expand across all of their different flags .” August 2015 Upgraded to A2 by Moody’s Q2 2017 “At the same time, in terms of women's apparel, you look at T.J. Maxx…the off - price retailers have thrived. ” Q4 2017 “the TJX Companies …is now our #5 tenant. We have a strong bias towards off - price retail and the experience and value proposition that it provides for consumers . We enjoy a strong working relationship with TJX.. . ” January 2015 Jerry Rossi, former Group President of The TJX Companies, joined Agree Realty’s Board of Directors

11 © 20 25 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. Investment Foresight A DEEPER DIVE ON ADC’S THOUGHT LEADERSHIP & TRACK RECORD OF EXECUTION 2025 2024 2023 2022 2021 2020 2019 2018 2017 2016 2015 2014 2013 2012 1% 1% 1% 1% 1% 2% 3% 5% 8% 12% 17% 22% 27% 30% Q2 2017 “our Walgreens concentration was down to 8.8% at quarter end, below our goal of sub - 10% by year - end..” Q1 2021 “With this transaction, CVS has surpassed Walgreens as our largest pharmacy tenant… we continue to favor CVS as the sector leader, given their innovation and adaptation to consumer preferences and overall market dynamics in the pharmacy space.” Q1 2019 “ I think the pharmacy space, in general, really has some work to do on the front end predominantly of those stores. And we'd like to see some ingenuity and creativity driving traffic into those stores and driving margin as well as top line revenue to the front end of those stores.” ADC reduced Walgreens exposure from 30% in 2012 to approximately 1% and reduced overall Pharmacy exposure to less than 4%. Exposure is as of year - end 2012 through June 30, 2025, and is measured as a percentage of ABR. The quotes above reflect statements made by ADC management on the Company’s quarterly earnings calls. 2023 Downgraded to Baa3 by Moody’s in January. Downgraded to BBB - by S&P in October. Downgraded to Ba2 by Moody’s in December. 2024 Downgraded to Ba3 by Moody’s in July. Downgraded to BB by S&P in July Downgraded to BB - by S&P in December. 2025 Walgreens entered into a definitive agreement to be acquired by private equity firm Sycamore Partners. The transaction has been approved by Walgreens shareholders and is anticipated to close in the second half of 2025.

12 © 20 25 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. Capital Markets Leader INNOVATIVE BALANCE SHEET MANAGEMENT “ We view the forward equity offering as a prudent way to further fortify our balance sheet and lock in an accretive cost of capital while mitigating external risks and market volatility. ” - JOEY AGREE, Q3 2018 EARNINGS CALL x A ADC was the first net lease REIT to issue forward equity in March 2018 x A Since 2018, $36B of forward equity has been raised in the net lease space x A Lowest cost preferred equity issuance in net lease REIT history at 4.25% x A Closed market - leading 5.5 - year term loan at a fixed rate of 4.52% inclusive of prior hedging activity in July 2023 Forward equity has accounted for ~94% of all net lease issuance since 2023 As of July 25, 2025.

Disciplined Capital Allocator

CONSERVATIVE WACC CALCULATION DRIVES CONSISTENT & SUPERIOR EARNINGS GROWTH

NET LEASE INVESTMENT SPREADS

- 150+ bps – **Pedal to the Metal!**
- 100 - 150 bps – Investments Generate Healthy Accretion
- 75 - 100 bps – Investments Generate Sufficient Accretion
- <75 bps – Investments Not Sufficiently Accretive

✓ Cost of equity is based on forward 12-month consensus AFFO per share

✓ Cost of debt reflects anticipated rate for 10-year unsecured bond offering

✘ **Using short-term debt and adding unburdened free cash flow artificially improves cost of capital by ~80 bps**

WACC CALCULATION COMPARISON

ADC WACC CALCULATION

WEIGHTING	FORM OF CAPITAL	COST
75%	Equity[1]	6.0%
25%	Long-Term Debt[2]	5.4%
WACC		**5.8%**

PEER WACC CALCULATION

WEIGHTING	FORM OF CAPITAL	COST
65%	Equity[1]	6.0%
25%	Five-Year Term Loan	4.5%
10%	Free Cash Flow After Dividend	0.0%
WACC		**5.0%**

As of July 25, 2025. (1) The cost of equity is calculated using the closing share price as of July 25, 2025, compared to consensus forward 12-month AFFO per share. (2) Long-term debt reflects anticipated rate for 10-year unsecured bond offering based in part on market estimates. Any differences are the result of rounding.

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14 © 20 25 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. (50) - 50 100 150 200 250 300 350 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 Best - in - Class Total Shareholder Returns As of June 30, 2025. Comparison includes ADC, the MSCI US REIT Index (RMZ), the S&P MidCap 400, and the Triple Net Lease Peer Group. (1) Return on Investment is calculated on a daily basis using total return metrics, which reflect stock price appreciation along with the reinvestment of dividends. (2) The Triple N et Lease Peer Group includes the following companies: EPR Properties, Getty Realty Corp., NNN REIT, Inc., Realty Income Corporation, and W.P. Carey. Return on Investment (1) 1 c 10 - YEAR TOTAL SHAREHOLDER RETURNS HAVE OUTPERFORMED PEERS AND MAJOR INDICES Our strong earnings growth, well - covered dividend, high - quality portfolio, and fortress balance sheet have driven best - in - class total shareholder returns. Net Lease Peers (2) Agree Realty S&P Mid Cap 400 MSCI US REIT Index

The Country’s Leading Retail Portfolio

Agree Realty Snapshot

Company Overview

Share Price[1]	$73.52
Equity Market Capitalization[1][2]	$8.2 Billion
Property Count	2,513
Net Debt to EBITDA	5.2x / 3.1x[3]
Investment Grade %[4]	67.8%

Top Retail Sectors *($ in millions)*

TENANT SECTOR	ANNUALIZED BASE RENT	% OF TOTAL
Grocery Stores	$71.5	10.6%
Home Improvement	59.2	8.8%
Tire & Auto Service	51.8	7.7%
Convenience Stores	51.3	7.6%
Auto Parts	46.9	7.0%
Dollar Stores	45.5	6.7%
Off-Price Retail	40.3	6.0%
General Merchandise	35.7	5.3%
Farm & Rural Supply	34.4	5.1%
Consumer Electronics	25.3	3.8%
Other	212.6	31.4%
Total	**$674.5**	**100.0%**

Top Tenants *($ in millions)*

TENANT / CONCEPT	ANNUALIZED BASE RENT	% OF TOTAL
Walmart	$40.3	6.0%
Tractor Supply Co	32.6	4.8%
Dollar General	28.4	4.2%
Best Buy	21.7	3.2%
O'Reilly Auto Parts	20.7	3.1%
Kroger	20.5	3.0%
TJX	20.1	3.0%
CVS pharmacy	20.0	3.0%
Hobby Lobby	19.1	2.8%
Dollar Tree	18.6	2.8%
Lowe's	17.9	2.7%
Gerber Collision & Glass	15.4	2.3%
Sunbelt Rentals	15.3	2.3%
7-Eleven	14.7	2.2%
Burlington	14.7	2.2%
Sherwin-Williams	12.4	1.8%
The Home Depot	11.4	1.7%
GPC NAPA Auto Parts	11.1	1.7%
Wawa	10.4	1.5%
Other	309.2	45.7%
Total	**$674.5**	**100.0%**

As of June 30, 2025, unless otherwise noted. Any differences are a result of rounding. (1) As of July 25, 2025. (2) Reflects common shares and OP units outstanding multiplied by the closing price as of July 25, 2025. (3) Proforma for the settlement of the Company's outstanding forward equity as of June 30, 2025. (4) Refer to footnote 1 on slide 17 for the Company's definition of Investment Grade.

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17 © 20 25 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. BEST - IN - CLASS RETAILERS WITH CONSERVATIVE BALANCE SHEETS Strong Investment Grade Portfolio 16% SUB - INVESTMENT GRADE 16% NOT RATED 68% INVESTMENT GRADE (1) As of June 30, 2025. Any differences are a result of rounding. (1) Based on ABR derived from tenants, or parent entities ther eof , with an investment grade credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings, or the National Association of Insurance Commissioners. Retail Credit Type (%ABR)

18 © 20 25 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. INDUSTRY LEADERS OPERATING IN E - COMMERCE RESISTANT SECTORS National and Super - Regional Retailers 2% FRANCHISE 10% SUPER - REGIONAL 88% NATIONAL As of June 30, 2025. Any differences are a result of rounding. Retail Tenant Type (%ABR)

19 © 20 25 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. 13% 12% 12% 7% 6% 5% 4% 3% 3% 2% As of June 30, 2025. (1) Refer to footnote 1 on slide 17 for the Company’s definition of Investment Grade. Any differences are a result of rounding. FEE SIMPLE OWNERSHIP + SIGNIFICANT TENANT INVESTMENT Ground Lease Portfolio Breakdown Ground Lease Credit Overview (%ABR) 88% INVESTMENT GRADE (1) 7% NOT RATED 5% SUB - INVESTMENT GRADE Ground Lease Portfolio Overview 232 Leases 10.3% of total portfolio ABR 9.4 years weighted - average lease term Top Ground Lease Tenants (% ABR)

20 © 20 25 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. FIRST EXPIRATION HIGHLIGHTS EMBEDDED VALUE WITH 159% RECAPTURE RATE Ground Lease Value Creation Chase Bank - Stockbridge, GA New Lease $46.54 Rent Per Square Foot 15 Years New Lease Term (2) 10% Every 5 Years Rental Increases 3 x 5 Years x 10% Options $193,083 Annualized Base Rent Prior Lease $29.26 Rent Per Square Foot 0.1 years Remaining Lease Term (1) None Remaining Rental Increases None Remaining Options $110,007 Annualized Base Rent Recapture rate reflects current rent per square foot vs. prior rent per square foot. (1) Reflects remaining lease term at the time the lease extension was executed. (2) New lease commenced in Q1 2023.

21 © 20 25 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. 91% 88% 74% 43% 38% 37% 33% 27% 27% 27% GTY FCPT EPR NNN EPRT NTST BNL ADC WPC O 68% 54% 52% 28% 22% 20% 14% 0% 0% 0% ADC FCPT NTST O WPC BNL NNN EPRT EPR GTY $12.67 $13.52 $18.66 $21.48 $21.57 $21.64 $23.43 $29.18 $29.74 $30.00 ADC NTST O EPRT BNL WPC NNN EPR FCPT GTY Leading, Pure - Play Retail Net Lease REIT HIGHLY DIVERSIFIED PORTFOLIO WITH THE LOWEST RENT PSF AND HIGHEST INVESMENT GRADE % Retail Rent PSF (1) As of June 30, 2025, unless otherwise noted. Data for BNL, EPR, NNN and O is as of March 31, 2025. (1) Rent PSF was calculate d u sing a cash - based annualized rent figure, where available, based on each company’s definition. Based on retail rent and square footage. (2) W. P. Carey and Realty Income report lower Top 3 Sect or Concentrations due in part to significantly broader sector classifications — 91 and 87 sectors, respectively — compared to ADC’s more targeted categorization across 32 retail - focused sectors. Investment Grade Concentration Top 3 Sector Concentration (2) NOT DISCLOSED NOT DISCLOSED NOT DISCLOSED NOT DISCLOSED

Disciplined Investment Strategy & Active Portfolio Management

23 © 20 25 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. Engage in consistent dialogue to understand store performance and tenant sustainability Leverage relationships to identify the best risk - adjusted opportunities Our Investment Strategy Agree leverages its three distinct investment platforms to target industry - leading retailers in e - commerce and recession resistant sectors THREE - PRONGED GROWTH STRATEGY COMPREHENSIVE REAL ESTATE SOLUTIONS FOR LEADING RETAILERS ACQUISITIONS DEVELOPMENT DEVELOPER FUNDING PLATFORM RETAILER RELATIONSHIPS

24 © 20 25 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. What Has ADC Been Investing In? The retail landscape continues to dynamically evolve as market forces cause disruption and change. To mitigate risk in a period of continued disruption, the Company adheres to a number of investment criteria, with a focus on four core principles : Focus on leading operators that have matured in omni - channel structure or those in e - commerce resistant sectors OMNI - CHANNEL CRITICAL (E - COMMERCE RESISTANCE) Emphasize a balanced portfolio with exposure to counter - cyclical sectors and retailers with strong credit profiles RECESSION RESISTANCE Strong emphasis on leading operators with strong balance sheets and avoidance of private equity sponsored retailers AVOIDANCE OF PRIVATE EQUITY SPONSORSHIP Protects against unforeseen changes to our top - down investment philosophy STRONG REAL ESTATE FUNDAMENTALS & FUNGIBLE BUILDINGS

25 © 20 25 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. TOP - DOWN FOCUS ON LEADING RETAILERS IN THE U.S. PAIRED WITH A BOTTOMS - UP REAL ESTATE ANALYSIS Large & Fragmented Opportunity Set REAL ESTATE FUNDAMENTALS • Rents ≤ market • Fungibility of building MARKET RENTS • Limited competition • Strong market presence COMPETITION • Access • Visibility • Demographics • Major retail corridor • Strong traffic drivers RETAIL SYNERGY ADC reviewed over $94 billion of opportunities since 2018 $8.3 BILLION acquired since 2018 As of June 30, 2025.

Sandbox Offers Runway for Growth

170,000+ NET LEASE OPPORTUNITIES AND *GROWING* WITH BEST-IN-CLASS RETAILERS

13,300+ Grocery Stores	9,000+ Home Improvement Stores	5,500+ Tire & Auto Service Stores	34,100+ Convenience Stores	29,500+ Dollar Stores
6,600+ Off-Price Retail Stores	23,200+ Auto Parts Stores	7,000+ General Merchandise Stores	2,500+ Farm & Rural Supply Stores	1,300+ Consumer Electronics Stores
1,000+ Crafts & Novelties Stores	1,400+ Warehouse Clubs	2,800+ Equipment Rental Stores	500+ Dealerships	33,600+ Quick-Service Restaurants

As of July 25, 2025. Store counts include both leased and owned locations and were obtained from company filings and third-party sources including CS News, CSP Daily News, CT Insider, and Progressive Grocer. Table is representative and does not include all retailers.

AGREE REALTY
RETHINK RETAIL
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27 © 20 25 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. $607 $701 $1.3B $1.4B $1.6B $1.2B $867 $22 $19 $27 $27 $61 $55 $84 0 200 400 600 800 1,000 1,200 1,400 1,600 1,800 2,000 2018 2019 2020 2021 2022 2023 2024 2025 ADC HAS INVESTED OVER $10 BILLION IN HIGH - QUALITY RETAIL NET LEASE PROPERTIES SINCE 2010 Track Record of Execution DEVELOPMENT & DFP (2) ACQUISITIONS Investment Activity ($ in millions, unless otherwise noted) As of June 30, 2025, unless otherwise noted. (1) Reflects increased full - year 2025 investment guidance provided by the Company o n July 31, 2025. Investment volume includes capital deployed through the Company’s acquisition, development and DFP platforms. (2) Reflects capital deployed into development and DFP proj ect s completed or under construction during the period. $ E (1) $1.4B - $1.6B

28 © 20 25 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. $67.6M $67.2M $49.4M $58.0M $45.8M $9.7M $98.4M $8.7M 2018 2019 2020 2021 2022 2023 2024 2025 BERLIN, NJ HOUSTON, TX PORTAGE, MI CANTON, MI FOCUSED ON NON - CORE ASSET SALES & CAPITAL RECYCLING Active Portfolio Management As of June 30, 2025. Graph is representative and does not include all dispositions. Total Dispositions 2010 - 2025: $566 million STALLINGS, NC MT (1) & VA (1) WICHITA FALLS, TX SPRINGFIELD, IL UPLAND, CA APOPKA, FL LA (1) & PA (1) MN (2) & ND (2) MICHIGAN (3) FORT WORTH, TX OH (2) & PA (2) FLOWOOD, MS MAPLEWOOD, MN TYLER, TX BELTON, MO MI (2), NY & FL VA (3) MIDLAND, MI UT (2), ND & MT PENSACOLA, FL OH (3), WV, & VA TOPEKA, KS INDIANAPOLIS, IN KIRKLAND, WA JACKSONVILLE BEACH, FL IL (1), ND (1) & OH (1) MICHIGAN (2) ST. GEORGE, UT SC (2) & TX (1) AUSTIN, TX JACKSONVILLE, FL SC (1) & MN (1) AURORA, CO WYLIE, TX FL (5) FL (2) FL (3) OLATHE, KS BROWNSBURG, IN

Fortified Balance Sheet

30 © 20 25 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. $1 $42 $0 $50 $410 $450 $475 $125 $300 $300 $450 $400 $0 $100 $200 $300 $400 $500 $600 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 Leading With Our Fortress Balance Sheet CAPITALIZATION STATISTICS $8.2 Billion Equity Market Capitalization (2) $11.6 Billion Enterprise Value (2)(3) 28.2% Total Debt to Enterprise Value CREDIT METRICS 4.2x Fixed Charge Coverage Ratio 5.2x / 3.1x (5) Net Debt to Recurring EBITDA (4) Baa1 / BBB+ Issuer Ratings Stable / Stable Ratings Outlooks As of June 30 , 2025 , unless otherwise noted . The Debt Maturities schedule excludes $ 247 . 0 million of outstanding short - term commercial paper notes as of June 30 , 2025 . (1) There were no outstanding borrowings on the Company’s revolving credit facility as of June 30 , 2025 . The revolving credit facility matures in August 2029 assuming two 6 - month extension options are exercised . (2) As of July 25 , 2025 . (3) Enterprise Value is calculated as the sum of net debt, the liquidation value of preferred equity and equity market capitalization . (4) Reflects net debt to annualized Q 2 2025 recurring EBITDA . (5) Proforma for the settlement of the Company's outstanding forward equity as of June 30 , 2025 . Debt Maturities ($ in millions) SECURED UNSECURED NO MATERIAL DEBT MATURITIES UNTIL 2028 (1)

31 © 20 25 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. STRONG CAPITAL MARKETS EXECUTION HAS PROVIDED AMPLE LIQUIDITY; NEARLY $11 BILLION OF ACTIVITY SINCE 2010 Capital Markets Track Record Reflects gross proceeds from equity and long - term debt raised through June 30, 2025. Forward equity offerings are shown in the y ear they were raised, rather than settled. Capital Markets Activity ($ in millions) COMMON EQUITY UNSECURED DEBT SECURED DEBT PREFERRED EQUITY $225 $125 $350 $650 $300 $350 $450 $400 $531 $433 $988 $1,095 $1,322 $371 $1,103 $603 $42 $175 $0 $250 $500 $750 $1,000 $1,250 $1,500 $1,750 $2,000 2018 2019 2020 2021 2022 2023 2024 2025

32 © 20 25 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. 5.0x 3.8x 4.0x 3.1x 4.4x 3.1x 4.5x 3.7x 4.5x 4.1x 4.5x 4.5x 4.7x 4.3x 4.8x 4.3x 4.9x 4.1x 4.9x 3.6x 4.9x 3.3x 4.9x 3.4x 5.2x 3.1x (includes outstanding forward equity offerings) ADC HAS BEEN AT OR BELOW 4.5X PROFORMA NET DEBT TO RECURRING EBITDA SINCE 2018 Low Leverage = Strong Positioning As of June 30, 2025. Proforma Net Debt to Recurring EBITDA deducts the Company’s outstanding forward equity offerings for eac h p eriod from the Company’s net debt for each period. PROFORMA NET DEBT TO RECURRING EBITDA NET DEBT TO RECURRING EBITDA Q4 2024 Q1 2025 Q2 2025 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q2 2022

33 © 20 25 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. $1.50 $1.70 $1.90 $2.10 $2.30 $2.50 $2.70 $2.90 $3.10 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 Annual Dividends Declared Per Share 161 CONSECUTIVE COMMON DIVIDENDS PAID; AVERAGE AFFO PAYOUT RATIO OF 75% OVER PAST 10 YEARS Growing, Well - Covered Monthly Dividend As of July 25, 2025. Reflects common dividends per share declared in each year, rounded to two decimals.

34 © 20 25 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. The Agree Wellness program focuses on Health Wellness & Financial Wellness to enhance employee well - being Ongoing professional development is offered to help all team members advance their careers The Company has recently sponsored charities including CARE House of Oakland County, Michigan Veteran's Foundation and Leader Dogs for the Blind ADC has received awards from Globe St, Crain’s Detroit Business, and Best and Brightest in Wellness recognizing its outstanding corporate culture and wellness initiatives SOCIAL RESPONSIBILITY DEDICATED TO SUSTAINABILITY AND GOOD CORPORATE CITIZENSHIP Agree Realty’s ESG Practices Focus on industry leading, national & super - regional retailers provides for a relationship with some of the most environmentally conscientious retailers in the world The Company anticipates its new headquarters will achieve LEED certification, with features including EV charging stations, motion activated lighting and high - quality building materials Executed numerous green leases with tenants, resulting in Gold recognition from Green Lease Leaders for three consecutive years ENVIRONMENTAL PRACTICES ADC’s Board has 10 directors, eight of whom are independent; six new independent directors added since 2018 The Board added a third female Director, appointing Linglong He in January 2024 The Nominating & Governance Committee has formal oversight responsibility for the Company’s ESG program The Company enhanced its reporting to begin aligning with the IFRS S1 and S2 standards in addition to the Sustainability Accounting Standards Board and the Task Force on Climate - related Financial Disclosures CORPORATE GOVERNANCE

35 © 20 25 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. Investment Summary Highlights FORTIFIED BALANCE SHEET HIGHEST - QUALITY RETAIL REAL ESTATE INVESTMENT GRADE ISSUER RATINGS Robust growth trajectory MULTI - YEAR TRACK RECORD OF EXECUTION Well - covered & consistent dividend

36 © 20 25 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. APPENDIX

37 © 20 25 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. Earnings Guidance Revised 2025 Guidance Prior 2025 Guidance (1) $4.29 to $4.32 $4.27 to $4.30 AFFO per share (2) 5.6% to 5.9% 5.6% to 5.9% General and administrative expense (% of adjusted revenue) (3) 1.0% to 1.5% 1.0% to 1.5% Non - reimbursable real estate expenses (% of adjusted revenue) (3) $2.5 to $3 million $3 to $4 million Income and other tax expense $1.4 to $1.6 billion $1.3 to $1.5 billion Investment volume $10 to $50 million $10 to $50 million Disposition volume Reflects revised full - year 2025 guidance provided by the Company on July 31 , 2025 . The Company’s 2025 guidance is subject to risks and uncertainties more fully described in this presentation and in the Company’s filings with the Securities and Exchange Commission . (1) As issued on April 22 , 2025 . (2) The Company does not provide guidance with respect to the most directly comparable GAAP financial measure or provide reconciliations to GAAP from its forward - looking non - GAAP financial measure of AFFO per share guidance due to the inherent difficulty of forecasting the effect, timing and significance of certain amounts in the reconciliation that would be required by Item 10 (e)(1)( i )(B) of Regulation S - K . Examples of these amounts include impairments of assets, gains and losses from sales of assets, and depreciation and amortization from new acquisitions or developments . In addition, certain non - recurring items may also significantly affect net income but are generally adjusted for in AFFO . Based on our historical experience, the dollar amounts of these items could be significant and could have a material impact on the Company’s GAAP results for the guidance period . (3) Adjusted revenue excludes the impact of the amortization of above and below market lease intangibles . The table below provides estimates for significant components of our 2025 earnings guidance . In addition, the AFFO per share guidance range includes an estimate for the dilutive impact of the Company’s outstanding forward equity calculated in accordance with the treasury stock method .

Debt Summary

	All-in Interest Rate	Maturity	Total Debt Outstanding as of June 30, 2025
Senior Unsecured Revolving Credit Facility and Commercial Paper Notes			
Revolving Credit Facility[1]	5.23%	August 2028	$0
Commercial Paper Notes[2]	4.62%	Various	247,000
Total Revolving Credit Facility and Commercial Paper Notes	**4.62%**		**$247,000**
Unsecured Term Loan			
2029 Unsecured Term Loan[3]	4.52%	January 2029	$350,000
Total Unsecured Term Loan	**4.52%**		**$350,000**
Senior Unsecured Notes[4]			
2027 Senior Unsecured Notes	4.26%	May 2027	$50,000
2028 Senior Unsecured Public Notes[5]	2.11%	June 2028	350,000
2028 Senior Unsecured Notes	4.42%	July 2028	60,000
2029 Senior Unsecured Notes	4.19%	September 2029	100,000
2030 Senior Unsecured Notes	4.32%	September 2030	125,000
2030 Senior Unsecured Public Notes[5]	3.49%	October 2030	350,000
2031 Senior Unsecured Notes	4.42%	October 2031	125,000
2032 Senior Unsecured Public Notes[5]	3.96%	October 2032	300,000
2033 Senior Unsecured Public Notes[5]	2.13%	June 2033	300,000
2034 Senior Unsecured Public Notes[5]	5.65%	June 2034	450,000
2035 Senior Unsecured Public Notes[5]	5.35%	June 2035	400,000
Total Senior Unsecured Notes	**4.01%**		**$2,610,000**
Mortgage Notes Payable			
Portfolio Credit Tenant Lease	6.27%	July 2026	$1,149
Four Asset Mortgage Loan	3.63%	December 2029	42,250
Total Mortgage Notes Payable	**3.70%**		**$43,399**
Total Fixed Rate Debt[6]	**4.06%**		**$3,003,399**
Total Debt	**4.11%**		**$3,250,399**

As of June 30, 2025. Dollars are in thousands. (1) The Revolving Credit Facility would have incurred interest of 5.23%, which is comprised of SOFR of 4.40%, the pricing grid spread of 72.5 basis points and the 10-basis point SOFR adjustment. (2) The weighted-average maturity of the Commercial Paper Notes outstanding was less than one month. (3) The interest rate of the Unsecured Term Loan reflects the credit spread of 85 basis points, plus a 10-basis point SOFR adjustment and the impact of the interest rate swaps which convert $350 million of SOFR based interest to a fixed interest rate of 3.57%. (4) The all-in interest rates for Senior Unsecured Notes reflect the straight-line amortization of the terminated swap agreements, as applicable. (5) The principal amounts outstanding are presented excluding their original issue discounts. (6) Excludes Revolving Credit Facility and Commercial Paper borrowings.

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38

Reconciliation of Non-GAAP Financial Measures

	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025
Mortgage notes payable, net	$71,824	$71,721	$47,971	$47,842	$47,701	$42,952	$42,811	$42,666	$42,518	$42,366	$42,210	$42,050	$41,886
Unsecured term loan, net	-	-	-	-	-	346,639	346,798	346,947	347,115	347,274	347,452	347,609	347,767
Senior unsecured notes, net	1,496,101	1,791,492	1,792,047	1,792,611	1,793,198	1,793,777	1,794,312	1,794,874	2,236,223	2,236,948	2,237,759	2,238,451	2,582,892
Unsecured revolving credit facility	370,000	-	100,000	196,000	303,000	49,000	227,000	330,000	43,000	49,000	158,000	322,000	247,000
Total Debt per the Consolidated Balance Sheet	$1,937,925	$1,863,213	$1,940,018	$2,036,453	$2,143,899	$2,232,368	$2,410,921	$2,514,487	$2,668,856	$2,675,588	$2,785,421	$2,950,110	$3,219,545
Unamortized debt issuance costs and discounts, net	16,542	21,040	20,377	19,720	19,050	21,731	20,947	20,145	28,537	27,563	26,483	25,544	30,854
Total Debt	$1,954,467	$1,884,253	$1,960,395	$2,056,173	$2,162,949	$2,254,099	$2,431,868	$2,534,632	$2,697,393	$2,703,151	$2,811,904	$2,975,654	$3,250,399
Cash and cash equivalents	($26,267)	($250,487)	($27,763)	($11,809)	($8,068)	($6,384)	($10,907)	($6,314)	($9,639)	($13,237)	($6,399)	($7,915)	($5,824)
Cash held in escrows	(840)	(1,027)	(1,146)	(1,131)	(4,179)	(3)	(3,617)	(9,120)	(14,615)	0	0	(3,254)	(3,087)
Net Debt	$1,927,360	$1,632,739	$1,931,486	$2,043,233	$2,150,702	$2,247,712	$2,417,344	$2,519,198	$2,673,139	$2,689,914	$2,805,505	$2,964,485	$3,241,488
Anticipated Net Proceeds from Forward Equity Offerings	(475,768)	(381,708)	(557,364)	(362,125)	(202,026)	0	(235,619)	(236,769)	(431,073)	(724,955)	(919,909)	(917,114)	(1,289,392)
Proforma Net Debt	$1,451,592	$1,251,031	$1,374,122	$1,681,108	$1,948,676	$2,247,712	$2,181,725	$2,282,429	$2,242,066	$1,964,959	$1,885,596	$2,047,371	$1,952,096
Net Income	$36,130	$39,577	$41,039	$41,774	$41,015	$41,657	$46,101	$45,014	$54,913	$44,528	$45,377	$47,148	$49,353
Interest expense, net	15,512	17,149	16,843	17,998	19,948	20,803	22,371	24,451	26,416	28,942	29,095	30,764	32,274
Income and other tax expense	698	720	723	783	709	709	709	1,149	1,004	1,077	1,075	825	425
Depreciation of rental real estate assets	21,299	23,073	24,843	26,584	28,145	29,769	31,119	31,966	33,531	33,941	38,397	37,164	38,698
Amortization of lease intangibles - in-place leases and leasing costs	10,550	11,836	12,800	13,770	14,328	15,258	15,611	15,996	16,424	17,056	17,652	18,064	19,679
Non-real estate depreciation	101	248	261	292	277	598	527	501	499	507	517	527	562
Provision for impairment	0	0	0	0	1,315	3,195	2,665	4,530	0	2,694	0	4,331	2,961
(Gain) loss on sale or involuntary conversion of assets, net	8	(2,885)	(97)	0	(319)	20	(1,550)	(2,041)	(7,176)	(1,794)	(430)	(772)	(1,510)
EBITDAre	$84,298	$89,718	$96,412	$101,201	$105,418	$112,009	$117,553	$121,566	$125,611	$126,951	$131,683	$138,051	$142,442
Run-Rate Impact of Investment, Disposition & Leasing Activity	$4,104	$4,217	$4,742	$4,147	$4,276	$5,207	$2,344	$1,376	$1,890	$2,446	$4,055	$4,421	$4,356
Amortization of above (below) market lease intangibles, net	8,311	8,374	8,474	8,611	8,711	8,293	7,481	8,295	8,297	8,294	8,350	8,546	8,537
Recurring EBITDA	$96,713	$102,309	$109,628	$113,959	$118,405	$125,509	$127,378	$131,237	$135,798	$137,691	$144,088	$151,018	$155,335
Annualized Recurring EBITDA	$386,852	$409,236	$438,512	$455,836	$473,620	$502,036	$509,512	$524,948	$543,192	$550,764	$576,352	$604,072	$621,340
Total Debt per the Consolidated Balance Sheet to Annualized Net Income	13.4x	11.8x	11.8x	12.2x	13.1x	13.4x	13.1x	14.0x	12.2x	15.2x	15.5x	15.8x	16.5x
Net Debt to Recurring EBITDA	5.0x	4.0x	4.4x	4.5x	4.5x	4.5x	4.7x	4.8x	4.9x	4.9x	4.9x	4.9x	5.2x
Proforma Net Debt to Recurring EBITDA	3.8x	3.1x	3.1x	3.7x	4.1x	4.5x	4.3x	4.3x	4.1x	3.6x	3.3x	3.4x	3.1x

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39

Reconciliation of Net Income to FFO, Core FFO and AFFO

	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024
Net Income	$18,913	$39,762	$45,797	$58,790	$58,798	$80,763	$91,972	$122,876	$153,035	$170,547	$189,832
Series A Preferred Stock Dividends	0	0	0	0	0	0	0	(2,148)	(7,437)	(7,437)	(7,437)
Net Income attributable to OP Common Unitholders	$18,913	$39,762	$45,797	$58,790	$58,798	$80,763	$91,972	$120,728	$145,598	$163,110	$182,395
Depreciation of rental real estate assets	$8,362	$11,466	$15,200	$19,507	$24,553	$34,349	$48,367	$66,732	$88,685	$115,617	$137,835
Amortization of lease intangibles - in-place leases and leasing costs	2,616	4,957	8,135	7,076	8,271	11,071	17,882	28,379	44,107	58,967	67,128
Provision for impairment	3,020	0	0	0	2,319	1,609	4,137	1,919	1,015	7,175	7,224
(Gain) loss on sale or involuntary conversion of assets, net	405	(12,135)	(9,964)	(14,193)	(11,180)	(13,306)	(8,004)	(15,111)	(5,258)	(1,849)	(11,441)
Funds from Operations - OP Common Unitholders	$33,316	$44,050	$59,168	$71,180	$82,761	$114,486	$154,354	$202,647	$274,147	$343,020	$383,141
Loss on extinguishment of debt & settlement of related hedges	$0	$0	$0	$0	$0	$0	$0	$14,614	$0	$0	$0
Amortization of above (below) market lease intangibles	0	0	0	5,091	10,668	13,501	15,885	24,284	33,563	33,430	33,571
Core Funds from Operations - OP Common Unitholders	$33,316	$44,050	$59,168	$76,271	$93,429	$127,987	$170,239	$241,545	$307,710	$376,450	$416,712
Straight-line accrued rent	($1,416)	($2,450)	($3,582)	($3,548)	($4,648)	($7,093)	($7,818)	($11,857)	($13,176)	($12,142)	($12,711)
Stock based compensation expense	1,987	1,992	2,441	2,589	3,227	4,106	4,995	5,467	6,464	8,338	10,805
Amortization of financing costs	398	494	516	574	578	706	826	1,197	3,141	4,403	5,988
Loss on extinguishment of debt	0	180	333	0	0	0	0	0	0	0	0
Non-real estate depreciation	123	62	72	78	146	283	509	618	778	1,693	2,024
Other	(463)	(463)	(541)	(230)	0	(475)	0	0	0	0	0
Adjusted Funds from Operations - OP Common Unitholders	$33,945	$43,865	$58,407	$75,734	$92,732	$125,514	$168,751	$236,970	$304,917	$378,742	$422,818
FFO Per Common Share and OP Unit - Diluted	$2.18	$2.39	$2.54	$2.54	$2.53	$2.75	$2.93	$3.00	$3.45	$3.58	$3.75
Core FFO Per Common Share and OP Unit - Diluted	$2.18	$2.39	$2.54	$2.72	$2.85	$3.08	$3.23	$3.58	$3.87	$3.93	$4.08
Adjusted FFO Per Common Share and OP Unit - Diluted	$2.22	$2.38	$2.51	$2.70	$2.83	$3.02	$3.20	$3.51	$3.83	$3.95	$4.14
Weighted Average Number of Common Shares and OP Units Outstanding - Diluted	15,314,514	18,413,034	23,307,418	28,047,966	32,748,741	41,571,233	52,744,353	67,486,698	79,512,005	95,785,031	102,223,923

Note: The Company began reporting Core FFO in 2018.

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40

41 © 20 25 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. Forward - Looking Statements This presentation contains forward - looking statements within the meaning of Section 27 A of the Securities Act of 1933 , as amended (the “Securities Act”) and Section 21 E of the Securities Exchange Act of 1934 , as amended (the “Exchange Act”) . The Company intends such forward - looking statements to be covered by the safe harbor provisions for forward - looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions . Forward - looking statements are generally identifiable by use of forward - looking terminology such as “may,” “can,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions . Forward - looking statements, including statements regarding our financial projections and operations, are based on certain assumptions and can include future expectations, future economic, competitive and market conditions, future plans and strategies, financial and operating projections and forecasts and other forward - looking information and estimates . These forward - looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements . Certain factors could occur that might cause actual results to vary, including the potential adverse effect of ongoing worldwide economic uncertainties, disruptions in the banking system and financial markets, and increased inflation on the financial condition, results of operations, cash flows and performance of the Company and its tenants, the real estate market and the global economy and financial markets, the general deterioration in national economic conditions, tenant financial health, property acquisitions and the timing of these investments and acquisitions, weakening of real estate markets, decreases in the availability of credit, increases in interest rates, adverse changes in the retail industry, the Company’s continuing ability to qualify as a REIT and other risks and uncertainties as described in greater detail in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including, without limitation, the Company’s Annual Report on Form 10 - K and subsequent Quarterly Reports on Form 10 - Q . Except as required by law, the Company disclaims any obligation to update any forward - looking statements, whether as a result of new information, future events or otherwise . For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10 - K and Quarterly Reports on Form 10 - Q, copies of which may be obtained at the Investors section of the Company’s website at www . agreerealty . com . Most information in this presentation is as of June 30 , 2025 , unless otherwise noted . The Company undertakes no duty to update the statements in this presentation to conform the statements to actual results or changes in the Company’s expectations .

42 © 20 25 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. Non - GAAP Financial Measures This presentation includes a non - GAAP financial measure, Net Debt to Recurring EBITDA, which is presented on an actual and proforma basis . A reconciliation of this non - GAAP financial measure to the most directly comparable GAAP measure is included on slide 39 . The components of this ratio and their use and utility to management are described further in the section below . Components of Net Debt to Recurring EBITDA EBITDAre is defined by Nareit to mean net income computed in accordance with GAAP, plus interest expense, income tax expense, depreciation and amortization, any gains (or losses) from sales of real estate assets and/or changes in control, any impairment charges on depreciable real estate assets, and after adjustments for unconsolidated partnerships and joint ventures . The Company considers the non - GAAP measure of EBITDAre to be a key supplemental measure of the Company's performance and should be considered along with, but not as an alternative to, net income or loss as a measure of the Company's operating performance . The Company considers EBITDAre a key supplemental measure of the Company's operating performance because it provides an additional supplemental measure of the Company's performance and operating cash flow that is widely known by industry analysts, lenders and investors . The Company’s calculation of EBITDAre may not be comparable to EBITDAre reported by other REITs that interpret the Nareit definition differently than the Company . Recurring EBITDA The Company defines Recurring EBITDA as EBITDAre with the addback of noncash amortization of above - and below - market lease intangibles, and after adjustments for the run - rate impact of the Company's investment and disposition activity for the period presented, as well as adjustments for non - recurring benefits or expenses . The Company considers the non - GAAP measure of Recurring EBITDA to be a key supplemental measure of the Company's performance and should be considered along with, but not as an alternative to, net income or loss as a measure of the Company's operating performance . The Company considers Recurring EBITDA a key supplemental measure of the Company's operating performance because it represents the Company's earnings run rate for the period presented and because it is widely followed by industry analysts, lenders and investors . Our Recurring EBITDA may not be comparable to Recurring EBITDA reported by other companies that have a different interpretation of the definition of Recurring EBITDA . Our ratio of net debt to Recurring EBITDA is used by management as a measure of leverage and may be useful to investors in understanding the Company’s ability to service its debt, as well as assess the borrowing capacity of the Company . Our ratio of net debt to Recurring EBITDA is calculated by taking annualized Recurring EBITDA and dividing it by our net debt per the consolidated balance sheet . Total Debt and Net Debt The Company defines Total Debt as debt per the consolidated balance sheet excluding unamortized debt issuance costs, original issue discounts and debt discounts . Net Debt is defined as Total Debt less cash, cash equivalents and cash held in escrows . The Company considers the non - GAAP measures of Total Debt and Net Debt to be key supplemental measures of the Company's overall liquidity, capital structure and leverage because they provide industry analysts, lenders and investors useful information in understanding our financial condition . The Company's calculation of Total Debt and Net Debt may not be comparable to Total Debt and Net Debt reported by other REITs that interpret the definitions differently than the Company . The Company presents Net Debt on both an actual and proforma basis, assuming the net proceeds of the Forward Offerings (see below) are used to pay down debt . The Company believes the proforma measure may be useful to investors in understanding the potential effect of the Forward Offerings on the Company's capital structure, its future borrowing capacity, and its ability to service its debt . Anticipated Net Proceeds from Outstanding Forwards Since the first quarter of 2018 , the Company has utilized forward sale agreements to sell shares of common stock . Selling common stock through forward sale agreements enables the Company to set the price of such shares upon pricing the offering (subject to certain adjustments) while delaying the issuance of such shares and the receipt of the net proceeds by the Company . Given the Company’s frequent use of forward sale agreements, the Company considers the non - GAAP measure of Anticipated Net Proceeds from Outstanding Forwards to be a key supplemental measure of the Company's overall liquidity, capital structure and leverage . The Company defines Anticipated Net Proceeds from Outstanding Forwards as the number of shares outstanding under forward sale agreements at the end of each quarter, multiplied by the applicable forward sale price for each agreement, respectively .

43 © 20 25 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. Non - GAAP Financial Measures This presentation also includes the non - GAAP measures of Annualized Base Rent (“ABR”), Annualized Net Income, Weighted - Average Capitalization Rate, Funds From Operations (“FFO” or “ Nareit FFO”), Core Funds From Operations (“Core FFO”) and Adjusted Funds From Operations (“AFFO”) . FFO, Core FFO and AFFO are reconciled to the most directly comparable GAAP measure on slide 40 . Annualized Base Rent (“ABR”) ABR represents the annualized amount of contractual minimum rent required by tenant lease agreements, computed on a straight - line basis . ABR is not, and is not intended to be, a presentation in accordance with GAAP . The Company believes annualized contractual minimum rent is useful to management, investors, and other interested parties in analyzing concentrations and leasing activity . Annualized Net Income represents Net Income for the respective quarter, on an annualized basis . Weighted - Average Capitalization Rate The Company defines the “weighted - average capitalization rate” for acquisitions and dispositions as the sum of contractual fixed annual rents computed on a straight - line basis over the primary lease terms and anticipated annual net tenant recoveries, divided by the purchase and sale prices for occupied properties . Components of Funds from Operations, Core Funds from Operations, and Adjusted Funds from Operations Funds from Operations (“FFO” or “ Nareit FFO”) is defined by the National Association of Real Estate Investment Trusts, Inc . (“ Nareit ”) to mean net income computed in accordance with GAAP, excluding gains (or losses) from sales of real estate assets and/or changes in control, plus real estate related depreciation and amortization and any impairment charges on depreciable real estate assets, and after adjustments for unconsolidated partnerships and joint ventures . Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time . Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations . FFO should not be considered an alternative to net income as the primary indicator of the Company’s operating performance, or as an alternative to cash flow as a measure of liquidity . Further, while the Company adheres to the Nareit definition of FFO, its presentation of FFO is not necessarily comparable to similarly titled measures of other REITs due to the fact that all REITs may not use the same definition . Core Funds from Operations (“Core FFO”) The Company defines Core FFO as Nareit FFO with the addback of ( i ) noncash amortization of acquisition purchase price related to above - and below - market lease intangibles and discount on assumed debt and (ii) certain infrequently occurring items that reduce or increase net income in accordance with GAAP . Management believes that its measure of Core FFO facilitates useful comparison of performance to its peers who predominantly transact in sale - leaseback transactions and are thereby not required by GAAP to allocate purchase price to lease intangibles . Unlike many of its peers, the Company has acquired the substantial majority of its net - leased properties through acquisitions of properties from third parties or in connection with the acquisitions of ground leases from third parties . Core FFO should not be considered an alternative to net income as the primary indicator of the Company’s operating performance, or as an alternative to cash flow as a measure of liquidity . Further, the Company’s presentation of Core FFO is not necessarily comparable to similarly titled measures of other REITs due to the fact that all REITs may not use the same definition . Adjusted Funds from Operations (“AFFO”) is a non - GAAP financial measure of operating performance used by many companies in the REIT industry . AFFO further adjusts FFO and Core FFO for certain non - cash items that reduce or increase net income computed in accordance with GAAP . Management considers AFFO a useful supplemental measure of the Company’s performance, however, AFFO should not be considered an alternative to net income as an indication of its performance, or to cash flow as a measure of liquidity or ability to make distributions . The Company’s computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore may not be comparable to such other REITs .

44 © 20 25 AGREE REALTY CORPORATION . ALL RIGHTS RESERVED. CONTACT PETER COUGHENOUR Chief Financial Officer (248) 737 - 4190 investors@agreerealty.com